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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Fancom Holding B.V. on Form S-1 (File No. 333-29873) of our report dated June 10, 1997 on our audits of the consolidated financial statements and financial statement schedules of Fancom Holding B.V. as of December 31, 1995 and 1996, and for each of the years in the three year period ended December 31, 1996, which report is included in this Registration Statement.

We also consent to the reference to Coopers & Lybrand N.V., the Netherlands, under the caption "Experts".


Eindhoven, August 11, 1997


Coopers & Lybrand N.V.